UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2013

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on April 24, 2013.

(b)          At the meeting, the Company’s shareholders: (i) re-elected Mark S. Gorder and Michael J. McKenna as directors of the Company, each for a term of three years and until their respective successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, referred to as “say-on-pay”; (iii) approved, on an advisory basis, that the “say-on-pay” vote should occur every year, referred to as “say-on-frequency”; and (iv) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent auditor for fiscal year 2013.

The terms of the following directors continued after the meeting: Nicholas A. Giordano, Robert N. Masucci and Philip N. Seamon.

The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Mark S. Gorder	2,444,382	21,218	2,057,746
Michael J. McKenna	1,761,102	704,498	2,057,746

(2)	Approval of Executive Compensation (“Say-on-Pay”):

Votes For	2,155,714
Votes Against	76,830
Votes Abstained	233,056
Broker Non-Votes	2,057,746

(3)	Proposal on Frequency of Executive Compensation Vote (“Say-on-Frequency”)

Votes For Every Year	1,136,743
Votes For Every Two Years	30,125
Votes For Every Three Years	1,057,994
Votes Abstained	240,738

(4)	Ratification of Appointment of Independent Auditor:

Votes For	4,510,523
Votes Against	69
Votes Abstained	12,754
Broker Non-Votes	---

In accordance with the shareholders’ recommendation, the Company’s Board has determined to hold the advisory vote on executive compensation every year until the Company holds another advisory vote on the frequency of the advisory vote on executive officer compensation, which will occur no later than the Company’s annual meeting in 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: April 30, 2013

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